SUB-ITEM 77C: Submission of matter to a vote of security holders

(a) Date of meeting and whether it was an annual or special meeting:

	Members Entitled to Vote	Date of Meeting	Annual/Special Meeting
1	All Members of JNL Strategic Income Fund LLC ("JNLSIF")	6/22/17	Special

(b)	If a meeting involved the election of Directors, state the names of each director elected at the meeting and the names of all other directors now in office

Joint Special Meeting Held on June 22, 2017
Elected Manager	Manager Status at Time of Meeting
Michael Bouchard	Incumbent Independent Manager Nominee
Ellen Carnahan	Incumbent Independent Manager Nominee
William J. Crowley, Jr.	Incumbent Independent Manager Nominee
Michelle Engler	Incumbent Independent Manager Nominee
John Gillespie	Incumbent Independent Manager Nominee
Mark D. Nerud	Incumbent Interested Manager Nominee
William R. Rybak	Incumbent Independent Manager Nominee
Edward Wood	Incumbent Independent Manager Nominee
Patricia A. Woodworth	Incumbent Independent Manager Nominee
Eric O. Anyah	Independent Manager Nominee
Mark S. Wehrle	Independent Manager Nominee

Other Manager Now in Office:	Manager Status at Time of Meeting
Richard D. McLellan	Independent Manager retiring December 31, 2017

(c)	Describe each matter voted upon at the meeting and state the number of affirmative votes and the number of negative votes cast with respect to each matter:

	Joint Special Meeting Held on June 22, 2017

1
All Members of JNL Strategic Income Fund LLC:  To vote on the election of the following eleven individuals as Managers of the JNLSIF: Michael Bouchard, Ellen Carnahan, William J. Crowley, Jr., Michelle Engler, John Gillespie, Mark D. Nerud, William R. Rybak, Edward Wood, Patricia A. Woodworth, Eric O. Anyah, and Mark S. Wehrle.

	Managers	Affirmative Votes	Votes Withheld
	Michael Bouchard	10,000,000.000	0.000
	Ellen Carnahan	10,000,000.000	0.000
	William J. Crowley, Jr.	10,000,000.000	0.000
	Michelle Engler	10,000,000.000	0.000
	John Gillespie	10,000,000.000	0.000
	Mark D. Nerud	10,000,000.000	0.000
	William R. Rybak	10,000,000.000	0.000
	Edward Wood	10,000,000.000	0.000
	Patricia A. Woodworth	10,000,000.000	0.000
	Eric O. Anyah	10,000,000.000	0.000
	Mark S. Wehrle	10,000,000.000	0.000

(d)	Not Applicable.